Exhibit 99.1

Dipexium and PLx Pharma Announce Merger Agreement

Merger combines the full resources of both companies behind PLx Pharma’s Aspertectm—an FDA-approved aspirin product with antiplatelet efficacy clinically demonstrated to provide improved reliability and predictability.

New York, NY and Houston, TX — December 22, 2016 — Dipexium Pharmaceuticals, Inc. (NASDAQ: DPRX) and PLx Pharma Inc. (PLx Pharma), a privately held late-stage specialty pharmaceutical company, announced today that they have entered into a definitive agreement under which PLx Pharma will merge with a wholly-owned subsidiary of Dipexium in an all-stock transaction.  Following closing, Dipexium will be renamed PLx Pharma Inc., and will operate under the leadership of the PLx management team with Michael Valentino serving as Executive Chairman of the company’s Board of Directors and Natasha Giordano serving as President and Chief Executive Officer.

The combined company will initially be focused on completion of manufacturing scale-up and label finalization for the previously conditionally approved AspertecTM 325 mg aspirin dosage form thereby satisfying the open conditional items, and filing of a supplemental new drug application (sNDA) for Aspertec 81 mg maintenance dose form.  Aspertec is being developed to provide high-risk cardiovascular and neurology patients with more reliable and predictable antiplatelet efficacy as compared to enteric coated aspirin while also reducing the adverse gastric events common in an acute setting.

Natasha Giordano, President and Chief Executive Officer of PLx Pharma said, “This merger will provide PLx Pharma with the initial resources necessary to advance our contemplated development efforts for Aspertec and begin the critical pre-commercialization activities necessary to prepare the market for this important cardiovascular product.”

PLx stockholders will receive newly issued shares of common stock of Dipexium in connection with the merger contemplated by the merger agreement.  Dipexium will issue approximately 36 million new shares of its common stock to PLx stockholders under the exchange ratio formula defined in the merger agreement.  Upon the closing of the merger, existing PLx stockholders are expected to own 76.75% of Dipexium common shares outstanding and existing Dipexium stockholders are expected to own 23.25% of Dipexium common shares outstanding.  The exchange ratio is defined in the merger agreement and is subject to potential adjustment.

“This transaction with PLx Pharma reflects the continued commitment of Dipexium’s Board of Directors and management team to deliver value to Dipexium stockholders,” said David Luci, President and Chief Executive Officer of Dipexium.  “The merger brings with it the PLx Pharma management team, comprised of highly accomplished and seasoned executives who have launched and successfully commercialized many market leading over-the-counter products, among them Mike Valentino as Executive Chairman of PLx Pharma, who previously launched multiple major Rx-to-OTC switches including Benadryl, Motrin Jr., Rogaine Extra Strength, Lamisil, Nasalcrom, Voltaren,  and most recently, as CEO of Adams Respiratory Therapeutics, Inc., Mucinex®.”

The boards of directors of both Dipexium and PLx Pharma have unanimously approved the proposed transaction, which is subject to customary closing conditions, including approval by the stockholders of each of Dipexium and PLx Pharma.  The merger is expected to close during the second quarter of 2017, subject to customary closing conditions.

Raymond James & Associates is acting as financial advisor to Dipexium and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as its legal counsel. Janney Montgomery Scott LLC is acting as financial advisor to PLx and Jackson Walker LLP is acting as its legal counsel.

About Dipexium

Dipexium Pharmaceuticals, Inc. (NASDAQ: DPRX) is a late-stage pharmaceutical company focused on the development and commercialization of Locilex (pexiganan cream 0.8%), a novel, broad-spectrum, topical antibiotic peptide, which recently announced that Locilex failed to meet the primary and secondary endpoints in its OneStep-1 and OneStep-2 Phase 3 clinical trials.  For more information, please visit www.dipexiumpharmaceuticals.com.

About PLx

PLx Pharma Inc. is a late-stage specialty pharmaceutical company initially focused on developing its clinically validated and patent-protected PLxGuard™ delivery system to provide safer and more effective aspirin products. The PLxGuard™ delivery system works by targeting delivery of active pharmaceutical ingredients (API) to various portions of the GI tract.  PLx believes this has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce acute gastrointestinal (GI) side effects—including erosions, ulcers and bleeding—associated with aspirin and ibuprofen, and potentially other drugs. To learn more about PLx and its pipeline, please visit www.plxpharma.com.

Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Dipexium or PLx or the solicitation of any vote or approval. In connection with the proposed transaction, Dipexium will file with the SEC a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will contain important information about Dipexium, PLx, the transaction and related matters. Dipexium and PLx will mail or otherwise deliver the joint proxy statement/prospectus to their respective stockholders when it becomes available. Investors and security holders of Dipexium and PLx are urged to read carefully the joint proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of Dipexium will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by Dipexium through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of Dipexium will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) by contacting Dipexium Attn: David Luci, davidluci@dipexium.com. Investors and security holders of PLx will be able to obtain free copies of the joint proxy statement/prospectus for the merger by contacting PLx, Attn: Natasha Giordano, ngiordano@plxpharma.com.

Dipexium and PLx, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between Dipexium and PLx. Information regarding Dipexium’s directors and executive officers is contained in Dipexium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 22, 2016, and will also be available in the joint proxy statement/prospectus that will be filed by Dipexium with the SEC in connection with the proposed transaction. Information regarding PLx’s directors and officers and a more complete description of the interests of PLx’s directors and officers in the proposed transaction will be available in the joint proxy statement/prospectus that will be filed by Dipexium with the SEC in connection with the proposed transaction.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the potential closing date of the transaction, the amount of Dipexium’s net cash at closing, the prospects for commercializing or selling any products or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Dipexium, PLx or the management of either company, before or after the aforementioned merger, may identify forward-looking statements. Dipexium and PLx caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by Dipexium or PLx to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of Dipexium’s or PLx’s proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that Dipexium or PLx may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect Dipexium’s business, financial conditions and results of operations are contained in Dipexium’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. The forward-looking statements represent Dipexium’s and PLx’s estimate as of the date hereof only, and Dipexium and PLx specifically disclaim any duty or obligation to update forward-looking statements.

Other risks and uncertainties are more fully described in Dipexium’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC, and in other filings that Dipexium makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described above under “Additional Information will be Filed with the SEC.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made herein speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Source: Dipexium Pharmaceuticals, Inc.

Investor Contact:

Dipexium Pharmaceuticals, Inc.

David Luci, President and CEO, 212-269-2834

davidluci@dipexium.com